Exhibit 99.1

Contacts:
RF Industries, Ltd. Peter Yin SVP/ CFO (858) 549-6340 rfi@rfindustries.com	MKR Investor Relations Todd Kehrli Analyst/ Investor Contact (213) 277-5550 rfil@mkr-group.com

RF Industries Reports Sales Growth of 38% Sequentially for the Fourth Quarter

and 33% Year Over Year for Fiscal 2021

SAN DIEGO, CA, December 22, 2021 – RF Industries, Ltd, (NASDAQ: RFIL), a national manufacturer and marketer of interconnect products and systems, today announced its unaudited financial results for the fourth quarter and fiscal year ended October 31, 2021.

Fourth Quarter Fiscal 2021 Highlights and Operating Results:

●	Net sales increased 38% sequentially and 97% year over year to $21.1 million.
●	Backlog of $33.3 million at October 31, 2021 on fourth quarter bookings of $22.9 million. As of today, backlog stands at $30.5 million.
●	Gross profit margin was 25.3%, compared to 27.8% in the preceding third quarter, excluding the impact of the Employee Retention Tax Credits (“ERC”).
●	Operating income was $1.1 million, up from operating income of $393,000 in the preceding third quarter, excluding the impact of the ERC.
●	Net income was $813,000, or $0.08 per diluted share.
●	Non-GAAP net income was $1.1 million, or $0.10 per diluted share.
●	Adjusted EBITDA was $1.5 million, up 47% from $1.0 million in the preceding third quarter, excluding the impact of the ERC.

Fiscal 2021 Highlights and Operating Results:

●	Net sales increased 33% year over year to $57.4 million.
●	Gross profit margin was 30.9%, including the impact of the ERC, and 26.4%, excluding the impact of the ERC, compared to 26.9% for fiscal 2020.
●	Operating income was $4.4 million, including the impact of the ERC, and $929,000, excluding the impact of the ERC, compared to an operating loss of $403,000 for fiscal 2020.
●	Net income was $6.2 million, or $0.61 per diluted share, which includes the impact of $3.5 million in ERC and $2.8 million in PPP loan forgiveness recognized in fiscal 2021.
●	Non-GAAP net income was $7.1 million, or $0.70 per diluted share.
●	Adjusted EBITDA increased 109% year over year to $2.7 million.
●	Cash and cash equivalents at year-end were $13.0 million.

Robert Dawson, President and CEO of RF Industries, commented:

“We are pleased to report our third consecutive quarter of strong sequential and year-over-year revenue growth for the fourth quarter, and significant growth in all our markets and channels for both the quarter and full fiscal year. The team did a great job to overcome the headwinds presented by the current state of the supply chain and increases in material and shipping costs. Our complete product offering enables us to sell into every wireless Tier-1 carrier’s network, as well as many of the largest tower and neutral host companies. Our investments in our go-to-market strategies are building positive momentum around new business, as evidenced by several multi-million dollar orders for our hybrid fiber solution received this past year that continue to contribute to our strong backlog.

“We are executing on our strategy to not only grow organically but also through acquisitions, and are excited to have announced last week that we are acquiring Microlab, a division of Wireless Telecom Group, and leader in RF and microwave products. As we look ahead for fiscal 2022, we expect our year-over-year revenue growth to be north of 10%, which should put our total fiscal 2022 sales at greater than $63 million. This expected growth rate does not include any revenue from the announced acquisition of Microlab, and any additional hybrid fiber orders from our Tier-1 customers would be upside to that number as well.”

Conference Call and Webcast

RF Industries will host a conference call and live webcast today at 5:30 a.m. Pacific Time (8:30 a.m. ET) to discuss its preliminary fiscal 2021 fourth quarter and full year financial results. To access the conference call, dial 888-506-0062 (US and Canada) or 973-528-0011 (International) and ask for the RF Industries fourth quarter call. In addition, a live and archived webcast of the conference call will be accessible on the investor relations section of the Company’s website at www.rfindustries.com. A phone replay of the conference call will also be available beginning approximately two hours after conclusion of the call and will remain available for two weeks. To access the phone replay, dial 877-481-4010 (US and Canada) or 919-882-2331 (International). The replay conference ID is 43940.

About RF Industries

RF Industries designs and manufactures a broad range of interconnect products across diversified, growing markets including wireless/wireline telecom, data communications and industrial. The Company's products include RF connectors, coaxial cables, data cables, wire harnesses, fiber optic cables, custom cabling, energy-efficient cooling systems and integrated small cell enclosures. The Company is headquartered in San Diego, California with additional operations in Long Island, New York, Vista, California, Milford, Connecticut and North Kingstown, Rhode Island. Please visit the RF Industries website at www.rfindustries.com.

Forward-Looking Statements

This press release contains forward-looking statements with respect to future events, including the return of delayed project-based business and the Company’s long-term growth, which are subject to a number of factors that could cause actual results to differ materially. Factors that could cause or contribute to such differences include, but are not limited to: the duration and continuing impact of the coronavirus pandemic on the U.S. economy and the Company’s customers; changes in the telecommunications industry; the Company's reliance on certain distributors and customers for a significant portion of anticipated revenues; the impact of existing and additional future tariffs imposed by U.S and foreign nations; the Company's ability to execute on its new go-to-market strategies and channel models; its ability to expand its OEM relationships; its ability to continue to deliver newly designed and custom fiber optic and cabling products to principal customers; its ability to maintain strong margins and diversify its customer base; and its ability to address the changing needs of the market.  Further discussion of these and other potential risk factors may be found in the Company's public filings with the Securities and Exchange Commission (www.sec.gov) including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. All forward-looking statements are based upon information available to the Company on the date they are published and the Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or new information after the date of this release.

Note Regarding Use of Non-GAAP Financial Measures

To supplement our condensed financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including adjusted earnings before interest, taxes, depreciation, amortization (Adjusted EBITDA), non-GAAP net income and non-GAAP earnings per diluted share (non-GAAP EPS). We believe these financial measures provide useful information to investors with which to analyze our operating trends and performance.

In computing Adjusted EBITDA, non-GAAP net income, and non-GAAP EPS, we exclude stock-based compensation expense, which represents non-cash charges for the fair value of stock options and other non-cash awards granted to employees, acquisition related costs and expenses, and severance. For Adjusted EBITDA we also exclude depreciation, amortization, and provision for income taxes. Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company's non-cash operating expenses, we believe that providing non-GAAP financial measures that exclude non-cash expense and non-recurring costs and expenses allows for meaningful comparisons between our core business operating results and those of other companies, as well as providing us with an important tool for financial and operational decision-making and for evaluating our own core business operating results over different periods of time.

Our Adjusted EBITDA, non-GAAP net income, and non-GAAP EPS measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Our Adjusted EBITDA, non-GAAP Net income, and non-GAAP EPS are not measurements of financial performance under GAAP, and should not be considered as an alternative to operating or net income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. We do not consider these non-GAAP measures to be a substitute for, or superior to, the information provided by GAAP financial results. A reconciliation of specific adjustments to GAAP results is provided in the last two tables at the end of this press release.

# # #

(tables attached)

RF INDUSTRIES, LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	Oct. 31,	Oct. 31,
	2021	2020
	(unaudited)	(audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$13,053	$15,797
Trade accounts receivable, net	13,523	5,669
Inventories	11,179	8,586
Other current assets	2,893	813
TOTAL CURRENT ASSETS	40,648	30,865

Property and equipment, net	708	810
Operating right of use asset, net	1,453	1,421
Goodwill	2,467	2,467
Amortizable intangible assets, net	2,739	3,181
Non-amortizable intangible assets	1,174	1,174
Deferred tax assets	389	834
Other assets	70	70
TOTAL ASSETS	$49,648	$40,822

LIABILITIES AND STOCKHOLDERS' EQUITY CURRENT LIABILITIES
Accounts payable	$3,504	$1,475
Accrued expenses	5,032	2,573
Current portion of PPP loan	-	1,699
Income taxes payable	-	43
Other current liabilities	832	874
TOTAL CURRENT LIABILITIES	9,368	6,664

Operating lease liabilities	675	635
PPP loan	-	1,089
Other long-term liabilities	-	370
TOTAL LIABILITIES	10,043	8,758

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock, authorized 20,000,000 shares of $0.01 par value; 10,058,571 and 9,814,118 shares issued and outstanding at October 31, 2021 and October 31, 2020, respectively	101	98
Additional paid-in capital	24,302	22,946
Retained earnings	15,202	9,020
TOTAL STOCKHOLDERS' EQUITY	39,605	32,064

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$49,648	$40,822

RF INDUSTRIES, LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)

	Three Months Ended		Fiscal Year Ended
	October 31,		October 31,
	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)	(audited)

Net sales	$21,108	$10,696	$57,424	$43,044
Cost of sales	15,775	7,699	39,656	31,478

Gross profit	5,333	2,997	17,768	11,566

Operating expenses:
Engineering	435	436	1,479	1,989
Selling and general	3,775	2,557	11,874	9,980
Total operating expenses	4,210	2,993	13,353	11,969

Operating income (loss)	1,123	4	4,415	(403)

Other (expense) income	(1)	(63)	2,802	(45)

Income (loss) before provision (benefit) for income taxes	1,122	(59)	7,217	(448)
Provision (benefit) for income taxes	309	(218)	1,036	(367)

Net income (loss)	$813	$159	$6,181	$(81)

Earnings (loss) per share - Basic	$0.08	$0.02	$0.62	$(0.01)
Earnings (loss) per share - Diluted	$0.08	$0.02	$0.61	$(0.01)

Weighted average shares outstanding:
Basic	10,053,039	9,731,731	10,034,141	9,678,822
Diluted	10,217,351	9,889,204	10,209,697	9,678,822

RF INDUSTRIES, LTD. AND SUBSIDIARIES
Unaudited Reconciliation of GAAP to non-GAAP Net Income (Loss)
(In thousands, except share and per share amounts)

	Three Months Ended		Fiscal Year Ended
	October 31,		October 31,
	2021	2020	2021	2020
Net income (loss)	$813	$159	$6,181	$(81)
Stock-based compensation expense	135	107	769	556
Acquisition-related costs	105	-	105	42
Severance	-	90	-	184
Non-GAAP net income	$1,053	$356	$7,055	$701

Non-GAAP net income per share:
Basic	$0.10	$0.04	$0.70	$0.07
Diluted	$0.10	$0.04	$0.69	$0.07

Weighted average shares outstanding
Basic	10,053,039	9,731,731	10,034,141	9,678,822
Diluted	10,217,351	9,889,204	10,209,697	9,884,513

RF INDUSTRIES, LTD. AND SUBSIDIARIES
Unaudited Reconciliation of Net Income (Loss) to Adjusted EBITDA
(In thousands)

	Three Months Ended		Fiscal Year Ended
	October 31,		October 31,
	2021	2020	2021	2020
Net income (loss)	$813	$159	$6,181	$(81)
Stock-based compensation expense	135	107	769	556
Acquisition-related costs	105	-	105	42
Severance	-	90	-	184
Amortization expense	95	173	443	692
Depreciation expense	83	81	327	322
Other income *	(1)	(63)	(2,802)	(45)
Employee retention credit	-	-	(3,486)	-
Employee retention credit consultant fees	-	-	150	-
Provision (benefit) for income taxes	309	(218)	1,036	(367)
Adjusted EBITDA	$1,539	$329	$2,723	$1,303

* In the twelve months ended October 31, 2021, other income consists of the $2.8M PPP Loans that were forgiven.